Exhibit 99.1

WNS Announces Fiscal 2025 Second Quarter Earnings,

Revises Full Year Guidance

NEW YORK, LONDON, MUMBAI; October 17, 2024 — WNS (Holdings) Limited (WNS) (NYSE: WNS), a digital-led business transformation and services partner, today announced results for the fiscal 2025 second quarter ended September 30, 2024.

Highlights – Fiscal 2025 Second Quarter:

GAAP Financials

•  Revenue of $322.6 million, down 3.4% from $333.9 million in Q2 of last year and down 0.2% from $323.1 million last quarter

•  Profit of $41.8 million, compared to $59.4 million in Q2 of last year and $28.9 million last quarter

•  Diluted earnings per share of $0.92, compared to $1.20 in Q2 of last year and $0.61 last quarter

Non-GAAP Financial Measures*

•  Revenue less repair payments of $310.7 million, down 4.4% from $325.0 million in Q2 of last year and down 0.6% from $312.4 million last quarter

•  Adjusted Net Income (ANI) of $51.5 million, compared to $54.4 million in Q2 of last year and $44.0 million last quarter

•  Adjusted diluted earnings per share of $1.13, compared to $1.10 in Q2 of last year and $0.93 last quarter

Other Metrics

•  Added 9 new clients in the quarter, expanded 41 existing relationships

•  Days sales outstanding (DSO) at 38 days

•  Global headcount of 62,951 as of September 30, 2024

As announced previously, beginning the first quarter of fiscal 2025, WNS transitioned from reporting to the SEC on the forms available to foreign private issuers and preparing its financial statements in accordance with IFRS to voluntarily reporting on US domestic issuer forms and preparing its financial statements in accordance with US GAAP. On July 9, 2024, WNS furnished a report on Form 8-K with the SEC containing a supplementary financial information package comprising its unaudited quarterly financial results for each of the quarters in fiscal 2024 and for full year fiscal 2024 and 2023 prepared in accordance with US GAAP. The supplementary financial information package sets forth the key impact on our quarterly financial statements for each of the quarters in fiscal 2024 and for full year fiscal 2024 and 2023 as a result of our transition to US GAAP. The comparative financial information in this release for the previous fiscal periods are also under US GAAP.

Reconciliations of the non-GAAP financial measures discussed below to our GAAP operating results are included at the end of this release. See also “About Non-GAAP Financial Measures.”

Revenue in the second quarter was $322.6 million, representing a 3.4% decrease versus Q2 of last year and a decrease of 0.2% from the previous quarter. Revenue less repair payments* in the second quarter was $310.7 million, decreasing 4.4% year-over-year and 0.6% sequentially. Excluding exchange rate impacts, constant currency revenue less repair payments* in the fiscal second quarter was down 5.2% versus Q2 of last year and down 1.5% sequentially. Year-over-year, Q2 revenue reductions were driven by the loss of a large Healthcare client, lower volumes in the online travel segment, the offshore delivery transition of a large internet customer, and reductions in discretionary project work. These headwinds were partially offset by new client additions, the expansion of existing relationships, and favorable currency movements. Sequentially, the large Healthcare client loss, online travel volume reductions, and ongoing project weakness more than offset stable demand for business transformation and cost-reduction-focused initiatives and favorable currency movements.

*	See “About Non-GAAP Financial Measures” and the reconciliations of the historical non-GAAP financial measures to our GAAP operating results at the end of this release.

Profit in the fiscal second quarter was $41.8 million, as compared to $59.4 million in Q2 of last year and $28.9 million in the previous quarter. Year-over-year, profit decreased as a result of expense provision reversals reported in Q2 of last year, including contingent consideration relating to our acquisition of Vuram and SG&A expenses for performance incentives and bad debt. Profit also reduced year-over-year as a result of lower revenue, reduced operating leverage, increased investments in sales and infrastructure, and an increase in net interest expense. These headwinds were partially offset by reductions in share-based compensation expense and amortization of intangibles, a reversal of contingent consideration for our acquisition of OptiBuy, a one-time tax benefit primarily from the reversal of a deferred tax liability on intangibles, and favorable currency movements. Sequentially, Q2 profit increased as a result of the one-time tax benefit, the reversal of contingent consideration for our OptiBuy acquisition, lower share-based compensation expense, and favorable currency movements. These benefits were partially offset by lower revenue and an increase in net interest expense.

Adjusted net income (ANI)* in Q2 was $51.5 million, as compared to $54.4 million in Q2 of last year and $44.0 million in the previous quarter. Explanations for the ANI* movements on a year-over-year and sequential basis are the same as described for GAAP profit above with the exception of amortization of intangible expenses, share-based compensation expense, impairment of intangible assets, costs associated with ADS program termination and transition to voluntarily reporting on US domestic issuer forms, acquisition-related items, and associated tax impacts which are excluded from ANI*.

From a balance sheet perspective, WNS ended Q2 with $221.5 million in cash and investments and $262.8 million in debt. In the quarter, the company generated $43.6 million in cash from operations, incurred $12.7 million in capital expenditures, and repaid $43.0 million in debt. WNS also repurchased 1,156,269 ordinary shares at an average price of $56.61, impacting Q2 cash by $71.7 million. Second quarter days sales outstanding were 38 days, as compared to 35 days reported in Q2 of last year and 36 days in the previous quarter.

“Second quarter revenue and margin were largely in line with company expectations, while EPS came in above forecast as a result of a one-time tax benefit. Demand for digitally-led business transformation and cost reduction remains robust, while challenges persist in our online travel volumes and project-based revenues,” said Keshav Murugesh, WNS’ Chief Executive Officer. “While our large deal pipeline continues to build to record levels, the conversion of these opportunities and associated revenue ramps remain less visible. As a result, we have removed the revenue contribution from large deals from our fiscal 2025 guidance. We are focused on closing these sizeable opportunities in the second half of fiscal 2025 to help position the company for revenue acceleration in fiscal 2026. In addition, we remain committed to investing ahead of the curve in domain expertise, data and analytics, and technology-enabled offerings leveraging AI and GenAI to ensure our ability to deliver long-term sustainable value to our stakeholders.”

Fiscal 2025 Guidance

WNS is updating guidance for the fiscal year ending March 31, 2025, as follows:

•

Revenue less repair payments* is expected to be between $1,250 million and $1,296 million, as compared to $1,284.3 million in fiscal 2024. Guidance assumes an average GBP to USD exchange rate of 1.31 for the remainder of fiscal 2025.

•	ANI* is expected to range between $190 million and $200 million versus $218.0 million in fiscal 2024. Guidance assumes an average USD to INR exchange rate of 83.5 for the remainder of fiscal 2025.

•	Based on a diluted share count of 46.0 million shares, the company expects fiscal 2025 adjusted diluted earnings per share* to be in the range of $4.13 to $4.35 versus $4.42 in fiscal 2024.

“The company has updated our forecast for fiscal 2025 based on current visibility levels and exchange rates,” said Arijit Sen, WNS’ Chief Financial Officer. “Our guidance for the full year reflects revenue less repair payments* of -3% to +1% on a reported* basis, and -4% to 0% on a constant currency* basis as compared to fiscal 2024. For the year, we continue to expect capital expenditures of up to $65 million.”

Conference Call

WNS will host a conference call on October 17, 2024, at 8:00 am (Eastern) to discuss the company’s quarterly results. To access the call in “listen-only” mode, please join live via the company’s investor relations website at ir.wns.com. For call participants, please register using this online form to receive your dial-in number and unique PIN/passcode which can be used to access the call. A replay of the webcast will be archived on the company website at ir.wns.com.

About WNS

WNS (Holdings) Limited (NYSE: WNS) is a digital-led business transformation and services partner. WNS combines deep domain expertise with talent, technology, and AI to co-create innovative solutions for over 600 clients across various industries. WNS delivers an entire spectrum of solutions including industry-specific offerings, customer experience services, finance and accounting, human resources, procurement, and research and analytics to re-imagine the digital future of businesses. As of September 30, 2024, WNS had 62,951 professionals across 66 delivery centers worldwide including facilities in Canada, China, Costa Rica, India, Malaysia, the Philippines, Poland, Romania, South Africa, Sri Lanka, Turkey, the United Kingdom, and the United States. For more information, visit www.wns.com.

Safe Harbor Statement

This release contains forward-looking statements, as defined in the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and assumptions about our Company and our industry. Generally, these forward-looking statements may be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “seek,” “should” and similar expressions. These statements include, among other things, expressed or implied forward-looking statements relating to discussions of our strategic initiatives and the expected resulting benefits, our growth opportunities, industry environment, our expectations concerning our future financial performance and growth potential, including our fiscal 2025 guidance, estimated capital expenditures, and expected foreign currency exchange rates. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include but are not limited to worldwide economic and business conditions, our dependence on a limited number of clients in a limited number of industries; currency fluctuations; political or economic instability in the jurisdictions where we have operations; regulatory, legislative and judicial developments; increasing competition in the BPM industry; technological innovation; our liability arising from fraud or unauthorized disclosure of sensitive or confidential client and customer data; telecommunications or technology disruptions; our ability to attract and retain clients; negative public reaction in the US or the UK to offshore outsourcing; our ability to collect our receivables from, or bill our unbilled services to our clients; our ability to expand our business or effectively manage growth; our ability to hire and retain enough sufficiently trained employees to support our operations; the effects of our different pricing strategies or those of our competitors; our ability to successfully consummate, integrate and achieve accretive benefits from our strategic acquisitions, and to successfully grow our revenue and expand our service offerings and market share; future regulatory actions and conditions in our operating areas; our ability to manage the impact of climate change on our business; and volatility of our share price. These and other factors are more fully discussed in our most recent annual report on Form 20-F and subsequent reports on Form 6-K and Form 8-K filed with or furnished to the US Securities and Exchange Commission (SEC) which are available at www.sec.gov. We caution you not to place undue reliance on any forward-looking statements. Except as required by law, we do not undertake to update any forward-looking statements to reflect future events or circumstances.

References to “$” and “USD” refer to the United States dollars, the legal currency of the United States; references to “GBP” refer to the British pound, the legal currency of Britain; and references to “INR” refer to Indian Rupees, the legal currency of India. References to GAAP or US GAAP refer to United States generally accepted accounting principles. References to IFRS refer to International Financial Reporting Standards, as issued by the International Accounting Standards Board.

CONTACT:

Investors:	Media:

David Mackey EVP – Finance & Head of Investor Relations WNS (Holdings) Limited +1 (646) 908-2615 david.mackey@wns.com	Archana Raghuram EVP & Global Head – Marketing & Communications WNS (Holdings) Limited +91 (22) 4095 2397 archana.raghuram@wns.com ; pr@wns.com

WNS (HOLDINGS) LIMITED

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, amounts in millions, except share and per share data)

	Three months ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024
Revenue	$322.6	$333.9	$323.1
Cost of revenue (1)	207.3	213.3	209.4

Gross profit	115.3	120.6	113.7
Operating expenses:
Selling and marketing expenses	21.3	18.8	21.5
General and administrative expenses	45.3	46.5	45.7
Foreign exchange loss/ (gain), net	0.4	(0.0)	1.0
Amortization of intangible assets	7.0	8.7	6.9

Operating income	41.3	46.7	38.6

Other income, net	(8.6)	(25.6)	(3.9)
Interest expense	5.8	4.1	4.4

Income before income tax expense	44.1	68.2	38.0
Income tax expenses	2.3	8.8	9.1

Net income	$41.8	$59.4	$28.9

Earnings per share
Basic	$0.96	$1.25	$0.64
Diluted	$0.92	$1.20	$0.61
Weighted average number of shares used in computing earnings per share
Basic	43,457,284	47,413,342	45,443,899
Diluted	45,416,308	49,650,152	47,425,017

(1)	Exclusive of amortization expense

WNS (HOLDINGS) LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited, amounts in millions, except share and per share data)

	As at Sep 30, 2024	As at Mar 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$93.2	$87.4
Investments	128.0	156.5
Accounts receivable, net	137.0	124.6
Unbilled revenue	104.8	107.8
Funds held for clients	6.8	6.9
Derivative assets	14.8	5.8
Contract assets	14.0	11.9
Prepaid expense and other current assets	37.9	28.7

Total current assets	536.5	529.7

Goodwill	362.5	356.3
Other intangible assets, net	121.8	124.4
Property and equipment, net	74.8	73.7
Operating lease right-of-use assets	175.7	181.4
Derivative assets	2.7	1.9
Deferred tax assets	56.0	49.9
Investments	0.3	0.3
Contract assets	54.4	52.8
Other assets	64.1	63.6

TOTAL ASSETS	$1,448.8	$1,434.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22.2	$25.0
Provisions and accrued expenses	35.0	31.2
Derivative liabilities	8.7	4.0
Pension and other employee obligations	87.3	105.4
Short-term borrowings	38.0	40.0
Current portion of long-term debt	57.8	36.7
Contract liabilities	15.1	12.9
Income taxes payable	6.7	8.3
Operating lease liabilities	28.6	28.8
Other liabilities	32.5	19.9

Total current liabilities	331.9	312.0

Derivative liabilities	2.9	0.6
Pension and other employee obligations, less current portion	24.0	24.6
Long-term debt, less current portion	167.0	102.5
Contract liabilities	12.9	12.6
Operating lease liabilities, less current portion	155.2	161.1
Other liabilities	0.1	13.9
Deferred tax liabilities	17.5	19.4

TOTAL LIABILITIES	$711.5	$646.8

Shareholders’ equity:
Share capital (ordinary shares $0.16 (£0.10) par value, authorized 60,000,000 shares; issued: 46,175,746 shares and 45,684,145 shares; each as at September 30, 2024 and March 31, 2024, respectively)	7.4	7.3
Additional paid-in capital	19.4	—
Retained earnings	1,107.5	1,034.4
Other reserves	3.7	6.1
Accumulated other comprehensive loss	(251.1)	(260.6)

Total shareholders’ equity including shares held in treasury	$887.0	$787.3
Less: 2,800,000 shares as at September 30, 2024 and Nil shares as at March 31, 2024, held in treasury, at cost	(149.7)	—

Total shareholders’ equity	$737.3	$787.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,448.8	$1,434.1

About Non-GAAP Financial Measures

The financial information in this release includes certain non-GAAP financial measures that we believe more accurately reflect our core operating performance. Reconciliations of these non-GAAP financial measures to our GAAP operating results are included below. A more detailed discussion of our GAAP results is contained in “Part I –Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F filed with the SEC on May 10, 2024.

Revenue less repair payments is a non-GAAP financial measure that is calculated as (a) revenue less (b) in our BFSI segment, payments to repair centers for “fault” repair cases where WNS acts as the principal in its dealings with the third party repair centers and its clients. WNS believes that revenue less repair payments for “fault” repairs reflects more accurately the value addition of the business process management services that it directly provides to its clients. For more details, please see the discussion in “Part I – Item 5. Operating and Financial Review and Prospects – Overview” in our annual report on Form 20-F filed with the SEC on May 10, 2024.

Constant currency revenue less repair payments is a non-GAAP financial measure. We present constant currency revenue less repair payments so that revenue less repair payments may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of business performance. Constant currency revenue less repair payments is presented by recalculating prior period’s revenue less repair payments denominated in currencies other than in US dollars using the foreign exchange rate used for the latest period, without taking into account the impact of hedging gains/losses. Our non-US dollar denominated revenues include, but are not limited to, revenues denominated in pound sterling, South African rand, Australian dollar and Euro.

WNS also presents or discusses (1) adjusted operating margin, which refers to adjusted operating profit (calculated as operating profit / (loss) excluding goodwill & intangible impairment, share-based compensation expense, acquisition-related expenses or benefits, costs related to the exchange of ADSs to ordinary shares, costs related to change to US GAAP reporting and voluntarily filing on US domestic issuer forms with SEC and amortization of intangible assets) as a percentage of revenue less repair payments, (2) ANI, which is calculated as profit excluding goodwill & intangible impairment, share-based compensation expense, acquisition-related expenses or benefits, costs related to the termination of ADS program and listing of ordinary shares, costs related to the transition to voluntarily reporting on US domestic issuer forms and amortization of intangible assets and including the tax effect thereon, (3) Adjusted net income margin, which refers to ANI as a percentage of revenue less repair payments, and other non-GAAP financial measures included in this release as supplemental measures of its performance.

Acquisition-related expenses or benefits consists of transaction costs, integration expenses, employment-linked earn-out as part of deferred consideration and changes in the fair value of contingent consideration including the impact of present value thereon. WNS presents these non-GAAP financial measures because it believes they assist investors in comparing its performance across reporting periods on a consistent basis by excluding items that are non-recurring in nature and those it believes are not indicative of its core operating performance. In addition, it uses these non-GAAP financial measures (i) to evaluate the effectiveness of its business strategies and (ii) (with certain adjustments) as a factor in evaluating management’s performance when determining incentive compensation. WNS is excluding acquisition-related expenses as described above with effect from fiscal 2023 second quarter.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for WNS’ financial results prepared in accordance with US-GAAP.

The company is not able to provide our forward-looking GAAP revenue, profit and earnings per share without unreasonable efforts for a number of reasons, including our inability to predict with a reasonable degree of certainty the payments to repair centers, our future share-based compensation expense under US-GAAP (Share Based payments), amortization of intangibles and acquisition-related expenses or benefits associated with future acquisitions, goodwill impairment and currency fluctuations. As a result, any attempt to provide a reconciliation of the forward-looking GAAP financial measures (revenue, profit, earnings per share) to our forward-looking non-GAAP financial measures (revenue less repair payments*, ANI* and Adjusted diluted earnings per share*, respectively) would imply a degree of likelihood that we do not believe is reasonable.

Reconciliation of revenue (GAAP) to revenue less repair payments (non-GAAP) and constant currency revenue less repair payments (non-GAAP)

	Three months ended			Three months ended Sep 30, 2024 compared to
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024
	(Amounts in millions)			(% growth)
Revenue (GAAP)	$322.6	$333.9	$323.1	(3.4%)	(0.2%)
Less: Payments to repair centers	11.9	8.9	10.7	33.7%	11.7%
Revenue less repair payments (non-GAAP)	$310.7	$325.0	$312.4	(4.4%)	(0.6%)
Exchange rate impact	1.3	4.1	4.2
Constant currency revenue less repair payments (non-GAAP)	$312.0	$329.1	$316.7	(5.2%)	(1.5%)

Reconciliation of operating income (GAAP to non-GAAP)

	Three months ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024
	(Amounts in millions)
Operating income (GAAP)	$41.3	$46.7	$38.6
Add: Share-based compensation expense	8.3	13.4	11.2
Add: Amortization of intangible assets	7.0	8.7	6.9
Add: Acquisition-related expenses	0.6	1.1	0.6
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	—	0.1
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	0.4	—	0.3
Adjusted operating income (non-GAAP)	$57.7	$69.9	$57.6
Operating income as a percentage of revenue (GAAP)	12.8%	14.0%	11.9%
Adjusted operating income as a percentage of revenue less repair payments (non-GAAP)	18.6%	21.5%	18.4%

Reconciliation of net income (GAAP) to ANI (non-GAAP)

	Three months ended
	Sep 30, 2024	Sep 30, 2023	Jun 30, 2024
	(Amounts in millions, except per share data)
Net income (GAAP)	$41.8	$59.4	$28.9
Add: Share-based compensation expense	8.3	13.4	11.2
Add: Amortization of intangible assets	7.0	8.7	6.9
Add: Acquisition-related expenses / (benefits), net (1)	(3.5)	(20.5)	0.8
Add: Costs related to the termination of ADS program and listing of ordinary shares	—	—	0.1
Add: Costs related to the transition to voluntarily reporting on US domestic issuer forms	0.4	—	0.3
Less: Tax impact on above (2)	(2.5)	(6.5)	(4.1)
Adjusted Net Income (non-GAAP)	$51.5	$54.4	$44.0
Net income as a percentage of revenue (GAAP)	13.0%	17.8%	9.0%
Adjusted net income as a percentage of revenue less repair payments (non-GAAP)	16.6%	16.7%	14.1%
Adjusted diluted earnings per share (non-GAAP)	$1.13	$1.10	$0.93

(1)	Acquisition related expenses / (benefits) includes reversal of contingent consideration related to acquisition of OptiBuy in September 2024 and Vuram in September 2023.

(2)

The company applies GAAP methodologies in computing the tax impact on its non-GAAP ANI adjustments (including amortization of intangible assets, acquisition-related expenses and share-based compensation expense). The company’s non-GAAP tax expense is generally higher than its GAAP tax expense if the income subject to taxes is higher considering the effect of the items excluded from GAAP profit to arrive at non-GAAP profit.